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                                  EXHIBIT 23.5


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                                                                    EXHIBIT 23.5



                          CONSENT OF FINANCIAL ADVISOR

         We hereby consent to the use in this Registration Statement on Form S-4 of Union Planters Corporation of our letter to the Board of Directors of Magna Bancorp, Inc. included as Appendix C to the Proxy Statement that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    /s/ MONTGOMERY SECURITIES

San Francisco, California
June 27, 1997